As filed with the Securities and Exchange Commission on October 7, 2010
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DERYCZ SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Nevada	11-3797644
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

2007 Equity Compensation Plan
(Full title of the plan)

Peter Derycz
Chief Executive Officer
1524 Cloverfield Blvd., Suite E
Santa Monica, California 90404
(Name and address of agent for service)

(310) 477-0354
 (Telephone number, including area code, of agent for service)

With a copy to:

Jennifer A. Post, Esq.
Law Office of Jennifer A. Post
9320 Wilshire Boulevard, Suite 306
Beverly Hills, California 90212
(310) 300-0887

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	530,000 (1)	$1.50 (2)	$795,000	$56.68
Common Stock, $.001 par value	492,000 (1)	$1.00 (2)	$492,000	$35.08
Common Stock, $.001 par value	379,000 (1)	$1.02 (2)	$386,580	$27.56
Common Stock, $.001 par value	99,000 (3)	$1.025 (4)	$101,475	$7.24
Total	1,500,000		$1,775,055	$126.56

(1)	Represents shares of common stock underlying stock options previously granted under our 2007 Equity Compensation Plan (the “Plan”).
(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), based on the exercise price at which such options may be exercised.

(3)	Represents shares of common stock reserved for issuance pursuant to awards that may be granted under the Plan.
(4)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act using the average of the bid and asked price of our common stock as reported on the OTC Bulletin Board on October 4, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Registrant’s 2007 Equity Compensation Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

•	The Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as filed by the Registrant with the Commission on September 28, 2010.

•	The Current Report on Form 8-K, as filed by the Registrant with the Commission on July 28, 2010.

•
The description of the Registrant’s Common Stock contained in the 424(b)(3) prospectus (File No. 333-148392), as filed by the Registrant with the Commission on April 4, 2008, which description is incorporated by reference into the Registration Statement on Form 8-A, as filed by the Registrant on November 18, 2008, and any amendment or report filed for the purpose of further updating such description.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated in Nevada.  Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the “Nevada Law”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subsection 7 of Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) thereof, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Subsection 3 of Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification will generally not be available to a person if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

Our bylaws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of the Nevada Law. Under such provisions, we shall indemnify a director or officer (and may indemnify a corporate employee or agent) who in his capacity as such is made, or threatened to be made, party to any suit or proceeding, if it is determined that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index immediately following the signature page hereto.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on October 7, 2010.

DERYCZ SCIENTIFIC, INC. (Registrant)
By:	/s/ Peter Derycz
Peter Derycz
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Derycz and Richard McKilligan as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Peter Derycz	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 7, 2010
Peter Derycz

/s/ Richard McKilligan	Chief Financial Officer, Secretary, and General Counsel (Principal Financial and Accounting Officer)	October 7, 2010
Richard McKilligan

/s/ Scott Ahlberg	Director	October 7, 2010
Scott Ahlberg

/s/ Jan Peterson	Director	October 7, 2010
Jan Peterson

EXHIBIT INDEX

Exhibit Number	Description
4
2007 Equity Compensation Plan (previously filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148392), as filed on December 28, 2007, and incorporated herein by reference)

5	Opinion of Law Office of Jennifer A. Post
23.1	Consent of Law Office of Jennifer A. Post (included in Exhibit 5 hereto)
23.2	Consent of Weinberg and Company, P.A.
24	Power of Attorney (included on signature page hereto)